SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 4, 2004

Cerner Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of Incorporation)

0-15386 (Commission File Number)	43-1196944 (I.R.S. Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

Address of principal executive offices)	(Zip Code)

(816) 221-1024

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The following exhibit is furnished herewith.

99.1   Press Release issued February 4, 2004.

Item 9. Regulation FD Disclosure

Cerner Corporation is furnishing herewith as Exhibit 99.1, the Press Release issued by the Company on February 4, 2004, which announces the Company’s financial results for the three months and twelve months ended January 3, 2004. This Press Release is being furnished under this Item 9 in accordance with SEC Release No. 33-8216 dated March 27, 2003.

To supplement our consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expense items. The Company also discloses certain non-GAAP financial measures, such as booking revenue and revenue backlog. These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless the registrant expressly states otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION

Date: February 4, 2004	By: /s/	Marc G. Naughton Marc G. Naughton, Senior Vice President, Treasurer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description	Page

99.1	Press Release issued February 4, 2004, furnished pursuant to Item 9 of this Form 8-K.

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